Exhibit 5.1

ATTORNEYS AT LAW ONE INDEPENDENT DRIVE, SUITE 1300 JACKSONVILLE, FL 32202-5017 904.359.2000 TEL 904.359.8700 FAX WWW.FOLEY.COM

February 17, 2026

Regency Centers Corporation

One Independent Dr.—Suite 114

Jacksonville, FL 32202

Ladies and Gentlemen:

We have served as Florida counsel to Regency Centers Corporation, a Florida corporation (“Regency”) in connection with certain matters of Florida law relating to the combined Registration Statement on Form S-3 of Regency and Regency Centers, L.P. (“RCLP”) under the Securities Act of 1933, as amended, for the issuance and sale, from time to time, of up to $500,000,000 aggregate offering price of shares of common stock, par value $0.01 per share (the “Shares”), of Regency, all of which are authorized but heretofore unissued shares to be offered and sold by Regency. The Shares are to be issued pursuant to (i) those certain Equity Distribution Agreements as amended and as in effect as of the date hereof by and among Regency, RCLP and each of (1) Wells Fargo Securities, LLC, (2) J.P. Morgan Securities LLC, (3) Jefferies LLC, (4) Truist Securities, Inc., (5) BTIG, LLC, (6) BofA Securities, Inc., (7) Mizuho Securities USA LLC, (8) TD Securities (USA) LLC, (9) BMO Capital Markets Corp., (10) RBC Capital Markets, LLC, (11) Regions Securities LLC, (12) Scotia Capital (USA) Inc., and (13) BNY Mellon Capital Markets, LLC (collectively, the “Equity Distribution Agreements”), and (ii) those certain Master Confirmations for forward sale transactions as amended and as in effect as of the date hereof by and between Regency and each of (1) Wells Fargo Bank, National Association, (2) JPMorgan Chase Bank, National Association, (3) Bank of America, N.A., (4) Mizuho Markets Americas LLC, (5) The Toronto-Dominion Bank, (6) Bank of Montreal, (7) Jefferies LLC, (8) The Bank of Nova Scotia, (9) Truist Bank, (10) BNY Mellon Capital Markets, LLC, (11) Nomura Global Financial Products, Inc., (12) Royal Bank of Canada, and (13) Regions Securities LLC, or their affiliates or agents (collectively, the “Forward Master Confirmations”).

In connection with the issuance and sale of such securities, and as the basis for the opinion hereinafter set forth, we have examined and are familiar with: (a) the restated articles of incorporation and the amended and restated bylaws of Regency, as presently in effect, (b) the proceedings of and actions taken by the Board of Directors of Regency (the “Resolutions”), (c) the Equity Distribution Agreements, (d) the Forward Master Confirmations, and (e) such other records, certificates and documents as we have considered necessary or appropriate for purposes of this opinion.

AUSTIN | BOSTON | BRUSSELS | CHICAGO | DALLAS | DENVER | DETROIT | HOUSTON | JACKSONVILLE | LOS ANGELESMADISON | MEXICO CITY | MIAMI | MILWAUKEE | NASHVILLE | NEW YORK | ORLANDO | RALEIGH | SACRAMENTO | SALT LAKE CITY | SAN DIEGO | SAN FRANCISCO | SILICON VALLEY | TALLAHASSEE | TAMPA | TOKYO | WASHINGTON, D.C.

February 17, 2026

Based on the documents and proceedings set forth above, we are of the opinion that the issuance of the Shares has been duly authorized and, when duly issued and delivered by Regency in accordance with the terms of the Equity Distribution Agreements and the Forward Master Confirmations (and related supplemental confirmations), as applicable, against payment therefor (or, in the case of the Forward Master Confirmations (and related supplemental confirmations), in net share settlement thereof), in accordance with the Resolutions and the terms of the Equity Distribution Agreements and the Forward Master Confirmations (and related supplemental confirmations), as applicable, the Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the laws of the state of Florida. We assume no obligation to supplement this opinion letter if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof. This opinion may not be used for any other purpose without our prior written consent, which we may grant or withhold in our sole discretion.

In rendering this opinion we have assumed, without investigation, verification or inquiry, that there is no oral or written agreement, understanding, course of dealing or usage of trade that would have an effect on the opinions expressed herein.

We hereby consent to the inclusion of this opinion as Exhibit 5.1 in said Registration Statement and to the reference to this firm under the caption “Validity of Securities” in the prospectus supplement relating to the offering of the Shares dated February 17, 2026. In giving this consent we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ FOLEY & LARDNER LLP

FOLEY & LARDNER LLP